UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     October 24, 2019

BlueLinx Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-062735
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Marietta, Georgia		30067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (770) 953-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.

On October 24, 2019, BlueLinx Holdings Inc. (the “Company”) amended its existing term loan facility (the “Facility”) by entering into that certain Third Amendment to Credit and Guaranty Agreement (the “Amendment”), by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, and HPS Investment Partners, LLC, in its capacity as administrative agent.

Pursuant to the Amendment, the Company will be permitted to enter into additional real estate sale leaseback transactions, effective from the date of the Amendment through the remaining tenor of the Facility, with the net proceeds therefrom to be used for repayment of indebtedness under the Facility or the Company’s revolving credit facility. In addition, any net proceeds from the sale by the Company of “Specified Properties” (as such term is defined under the Facility) will be used for repayment of indebtedness under the Facility and the Company’s revolving credit facility. The Amendment also modifies the quarterly Total Net Leverage Ratio covenant levels over the term of the Facility with the 2019 fourth quarter and subsequent quarterly level modifications reverting to the pre-Amendment levels subject to a designated outstanding principal balance level on January 31, 2020. The parties also agreed that certain post-period prepayment rights would not apply for purposes of calculating compliance with the Total Net Leverage Ratio for the fourth quarter of 2019.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

10.1
Third Amendment to Credit and Guaranty Agreement, dated October 24, 2019, by and among BlueLinx Holdings Inc., as borrower, certain subsidiaries of BlueLinx Holdings Inc., as guarantors, the lenders party thereto, and HPS Investment Partners, LLC, in its capacity as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: October 25, 2019                    By:    /s/ Justin B. Heineman
Justin B. Heineman
Vice President, General Counsel & Corporate Secretary